Calculation of Filing Fee Tables
S-8
AMERISAFE INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	50,000	$ 45.77	$ 2,288,500.00	0.0001531	$ 350.37
Total Offering Amounts:						$ 2,288,500.00		$ 350.37
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 350.37
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares of Common Stock, par value $0.01 per share (the "Common Stock"), of AMERISAFE, Inc., a Texas corporation (the "Registrant"), as may become issuable pursuant to the anti-dilution provisions of the Registrant's Non-Employee Director Restricted Stock Plan, as amended and restated effective June 6, 2025 (the "Plan"). (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Common Stock on June 5, 2025, as reported on the NASDAQ Global Select Market.